UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2014

AVIV REIT, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35841	27-3200673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 W. Madison Street, Suite 2400 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 855-0930

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

In the proxy statement that Aviv REIT, Inc. (the “Company”) provided to stockholders in connection with the Company’s 2014 Annual Meeting of Stockholders held on May 27, 2014 (the “Annual Meeting”), the Company’s Board of Directors recommended that the stockholders vote, on a non-binding advisory basis, in favor of an annual frequency for future advisory votes on the compensation of the Company’s named executive officers.

At the Annual Meeting, approximately 98.5% of the shares voting on the matter voted in favor of a frequency of once every year for future advisory votes on the compensation of the Company’s named executive officers. Following this advisory vote, and consistent with the voting results, the Company decided to conduct future advisory votes on named executive officer compensation once every year until the next required advisory vote on frequency.

The results of the stockholder votes at the Annual Meeting were disclosed by the Company on a Current Report on Form 8-K filed on May 30, 2014 (the “Original Report”). This Current Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing the Company’s decision on the frequency of future advisory votes on named executive officer compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2014	AVIV REIT, INC.

	By:	/s/ Samuel H. Kovitz
	Name:	Samuel H. Kovitz
	Title:	Executive Vice President, General Counsel and Secretary

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